UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): September 16, 2004


                             AEGIS ASSESSMENTS, INC.
        (Exact name of small business issuer as specified in its charter)

Commission file number 000-50213

          Delaware                                  72-1525702
          --------                                  ----------
(State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)


              7975 N. Hayden Road, Suite D363, Scottsdale, AZ 85258
                    (Address of principal executive offices)

                                  480.778.9140
                           (Issuer's telephone number)

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ITEM 5.02 Election of Directors; Appointment of Principal Officers;
          Departure of Directors or Principal Officers

Effective September 16, 2004, David A. Smith, the company's Chief Financial Officer, has been appointed to the company's Board of Directors. Mr. Smith has been working with the company since February 2003 to shape and manage the company's overall financial strategy and has extensive experience in working with growing technology companies. He is a 1975 graduate of Baylor University and has been a CPA for over 25 years. His experience includes working for the "big five" public accounting firm KPMG Peat Marwick in Houston, Texas. He was a founder and president of Smith, Goddard & Co., a public accounting firm that provided business planning and management consulting services to developmental stage information technology firms, including Telescan, a leader in the online financial services industry. In 1998, Mr. Smith sold his interest in Smith, Goddard & Co., and formed Office Network, Inc. (ONI), a firm specializing in the design, development and distribution of electronic commerce software. ONI produced The Electronic System for Purchasing (ESP), an e-commerce system, and SuperServer, a data warehouse solution. Charged with ONI's business development, Mr. Smith created and implemented a system for distributing ESP and SuperServer to Steelcase office furniture dealers and their Fortune 500 customers. Mr. Smith will initially serve on the company's steering committee for Sarbanes-Oxley Act compliance.

Also effective September 16, 2004, H. Kenneth Edge has resigned as a director and as the company's President. The company's Chief Operating Officer, Richard Reincke, has been appointed as the company's new President effective September 16, 2004.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 20, 2004

Aegis Assessments, Inc.

/s/ Richard Reincke
------------------------
Richard Reincke
Secretary and President